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                                                                  EXHIBIT 4-D-7



                                   APPENDIX E
                                       to
                                   INDENTURE

                       Dated as of March 1, 1985, between
                              CHRYSLER CORPORATION
                                      and
                      STATE STREET BANK AND TRUST COMPANY
         (as successor Trustee to Manufacturers Hanover Trust Company)

                           7.45% DEBENTURES DUE 2097

     There is hereby created under this Indenture a series of Debt Securities known and designated as the "7.45% Debentures due 2097" of the Company (in this Appendix sometimes referred to as the "Debentures"). The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is limited to $500,000,000, except for Debentures authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 304, 305, 306 or 906.

     The Stated Maturity of the Debentures shall be February 1, 2097, and the Debentures shall bear interest at the rate of 7.45% per annum, from February 5, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually on February 1 and August 1 of each year, commencing August 1, 1997, to the Persons in whose names the Debentures (or any Predecessor Securities) are registered at the close of business on the January 15 or July 15 next preceding such Interest Payment Date, until the principal thereof is paid or made available for payment.

     The Stated Maturity of the Debentures may be shortened by the Company as set forth in the form thereof.

     The Debentures shall be redeemable as set forth in the form thereof.

     The Company shall notify the Trustee and the Paying Agent promptly upon
(a) the occurrence of a Tax Event (as defined in the form of Debenture) or (b) an event that causes Additional Interest on the Debentures to commence to accrue or to cease to accrue.

     The Depositary for the Debentures shall be The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Debenture, and thereafter the Depositary shall be such successor Depositary.

     With respect to the Debentures, the term "Rule 144A Legend" means a legend, which shall be affixed to certificates representing the Debentures as provided in the Debentures, in substantially the following form:


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           THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
      1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY,
      (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A. THE HOLDER HEREOF BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION AGREEMENT, DATED FEBRUARY 5, 1997, RELATING TO THE SECURITIES.

     The certificates evidencing the Debentures shall be in substantially the following form:


                           Form of Face of Debenture

                              CHRYSLER CORPORATION
                           7.45% DEBENTURES DUE 2097

       [If this Debenture is to be issued in the form of a Global Security insert the following:

           Unless and until this Debenture is exchanged in whole or in part for one or more Debentures in definitive registered form, this Debenture may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.]

       [If this Debenture is required to bear the Rule 144A Legend insert the following:


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        THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
        1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES
        LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A. THE HOLDER HEREOF BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION AGREEMENT, DATED FEBRUARY 5, 1997, RELATING TO THE SECURITIES.]

No. . . . . . .                                                 $ . . . . . . .

     CHRYSLER CORPORATION, a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to , or registered assigns, the principal sum of Dollars on February 1, 2097, and to pay interest thereon from February 5, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on February 1 and August 1 in each year, commencing August 1, 1997, at the rate of 7.45% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of

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Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of, or by wire transfer to an account designated by, the person entitled thereto as such address shall appear on the Security Register.

     Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by manual signature by the Trustee referred to on the reverse hereof, this Debenture shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal by the manual or facsimile signatures of its officers thereunto duly authorized.

Dated:                                    CHRYSLER CORPORATION
[SEAL]

Attest:                                   By
                                             ------------------------

-------------------------                 ---------------------------
   Assistant Secretary


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                          Form of Reverse of Debenture

     This Debenture is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (herein called the "Debt Securities") of the series hereinafter specified, all issued and to be issued under an Indenture (herein called the "Indenture") dated as of March 1, 1985, between the Company and MANUFACTURERS HANOVER TRUST COMPANY as Trustee (herein called the "Trustee" which term includes State Street Bank and Trust Company and any other successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the 7.45% Debentures due 2097 of the Company, limited in aggregate principal amount to $500,000,000 (herein called the "Debentures").

     All references to "interest" in relation to the Debentures shall include all interest payable on the Debentures, including any Additional Interest (as defined herein), if applicable.

     The following terms relate to Additional Interest:

           (i) Except as provided in paragraph (ii), if (A) the Exchange Offer Registration Statement (as such term is defined in the Registration Agreement dated February 5, 1997 between the Company and the initial purchasers named therein (the "Registration Agreement")) is not filed with the Securities and Exchange Commission (the "Commission") on or prior to the 60th day following February 5, 1997 (the "Closing Date")),
      (B) the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 150th day following the Closing Date or (C) the Registered Exchange Offer (as such term is defined in the Registration Agreement) is not consummated and the Shelf Registration Statement (as such term is defined in the Registration Agreement) is not declared effective by the Commission on or prior to the 180th day following the Closing Date, interest shall accrue on this Debenture (in addition to the stated interest on the Debentures) from and including the next day following each of (1) such 60-day period in the case of clause
      (A) of this sentence, (2) such 150-day period in the case of clause (B) of this sentence and (3) such 180-day period in the case of clause (C) of this sentence at a rate per annum equal to 0.25% of the principal amount of this Debenture (determined daily). The additional interest payable pursuant to this subparagraph (i) will in no event accrue at a rate in excess of 0.50% per annum of the principal amount of this Debenture (determined daily). Upon (X) the filing of the Exchange Offer Registration Statement after the 60-day period described in clause (A) of the first sentence of this subparagraph (i), (Y) the effectiveness of the Exchange Offer Registration Statement after the 150-day period described in clause (B) of the first

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      sentence of this subparagraph (i) or (Z) the consummation of the Exchange
      Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 180-day period described in clause (C) of the first sentence of this subparagraph (i), the additional interest payable on this Debenture attributable to the occurrence of any event described in such clause (A), (B) or (C), as the case may be, shall cease to accrue from the date of such filing, effectiveness or consummation, as the case may be.

           (ii) Notwithstanding the foregoing, if at any time the Company shall determine in good faith that a Tax Contingency (as defined in the Registration Agreement) exists, additional interest attributable to the occurrence of any of the events described in clauses (A), (B) or (C) of the first sentence of subparagraph (i) above shall cease to accrue, and shall not accrue upon the occurrence of such event, from the date of such determination. In such case, unless by the 240th day following the Closing Date the Registered Exchange Offer has been consummated or the Shelf Registration Statement has been declared effective, additional interest shall accrue on this Debenture (in addition to the stated interest on the Debentures) from and including the next day following such 240-day period at a rate per annum equal to 0.50% of the principal amount of this Debenture (determined daily). Upon the consummation of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement after such 240-day period, such additional interest shall cease to accrue from the date of such consummation or effectiveness, as the case may be.

           (iii) In the event that a Shelf Registration Statement is declared effective pursuant to the terms of the Registration Agreement, if the Company fails to keep such Shelf Registration Statement continuously effective or generally usable for resales for the period required by the Registration Agreement, then from the next day following such time as the Shelf Registration Statement is no longer effective or generally usable until the earlier of (A) the date that the Shelf Registration Statement is again deemed effective or generally usable, (B) the date that is the third anniversary of the Closing Date or if Rule 144(k) under the Act is amended to provide for a shorter restrictive period, such shorter period (or, in the case of a Shelf Registration Statement filed at the request of a broker dealer or an Initial Purchaser (as such term is defined in the Registration Agreement), 180 days after the effective date), and (C) the date as of which all of the Debentures are sold pursuant to the Shelf Registration Statement, additional interest shall accrue on this Debenture (in addition to the stated interest on the Debentures) at a rate per annum equal to 0.25% of the principal amount of this Debenture (determined daily); provided however that no such additional interest shall accrue during any period specified in Section 3(c) of the Registration Agreement during which use of the Prospectus contained in the Shelf Registration Statement is suspended.

           (iv) Any additional interest that accrues with respect to the Debentures as provided in this paragraph is referred to as "Additional Interest." For all purposes of the Indenture, this Appendix and the Debentures, Additional Interest shall be treated as interest and shall be payable on the same Interest Payment Dates and to the Holders of record on the same record dates as would be the case for stated interest.


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     The Debentures may be redeemed as a whole or in part, at the option of the
Company at any time and from time to time, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of the Debentures at their address appearing in the Security Register, all as provided in the Indenture, at a redemption price equal to the greater of (i) 100% of the principal amount of the Debentures to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, together in either case with accrued interest on the principal amount being redeemed to the date of redemption (but interest installments whose Stated Maturity is on the Redemption Date will be payable to the Holders of such Debentures, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof) all as provided in the Indenture.

     In addition, if a Tax Event occurs and in the opinion of nationally recognized independent tax counsel, there would, notwithstanding any shortening of the maturity of the Debentures, be more than an insubstantial risk that interest paid by the Company on the Debentures is not, or will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes, the Company will have the right, within 90 days following the occurrence of such Tax Event, to redeem the Debentures in whole (but not in part), on not less than 30 or more than 60 days' notice mailed to Holders of the Debentures, at a redemption price equal to the greater of (i) 100% of the principal amount of the Debentures and (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, together in either case with accrued interest on the principal amount being redeemed to the date of redemption.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Debentures.

     "Comparable Treasury Price" means with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the

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


Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third business day preceding such redemption date.

     "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

     "Reference Treasury Dealer" means each of Salomon Brothers Inc, Credit Suisse First Boston Corporation and Morgan Stanley & Co. Incorporated and their respective successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

     "Remaining Scheduled Payments" means, with respect to each Debenture to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Debenture, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     Upon the occurrence of a Tax Event, the Company shall have the right to shorten the maturity of the Debentures to the minimum extent required, in the opinion of nationally recognized independent tax counsel, such that, after the shortening of the maturity, interest paid on the Debentures will be deductible for United States federal income tax purposes or, if such counsel is unable to opine definitively as to such a minimum period, the minimum extent so required as determined in good faith by the Board of Directors of the Company, after receipt of an opinion of such counsel regarding the applicable legal standards.

     In the event that the Company elects to exercise its right to shorten the maturity of the Debentures on the occurrence of a Tax Event, the Company will mail a notice of shortened maturity to each Holder of the Debentures by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of the Debentures. Such notice shall be effective immediately upon mailing.

     "Tax Event" means that the Company shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement,

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


including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an "Administrative or Judicial Action"), or (c) any amendment to, clarification of, or change in any official position with respect to, or any interpretation of, an Administrative or Judicial Action or a law or regulation of the United States that differs from the theretofore generally accepted position or interpretation, in each case, occurring on or after February 5, 1997, there is more than an insubstantial increase in the risk that interest paid by the Company on the Debentures is not, or will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes.

     In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default, as defined in the Indenture, with respect to the Debentures, shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities under the Indenture at any time by the Company with the consent of the Holders of 66-2/3% in aggregate principal amount of the Debt Securities of each series at the time Outstanding and also permits the Company and the Trustee, in certain circumstances, to amend the Indenture without notice to, or the consent of, the Holders of any of the Debt Securities. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time Outstanding, on behalf of the Holders of all the Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such holder and upon all future Holders of this Debenture and of any Debenture issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture.

     Holders of Debt Securities may not enforce their rights pursuant to the Indenture or the Debt Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, place, and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in Boston, Massachusetts duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of

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


authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     If so instructed by the Company pursuant to a Company Order, upon initial issuance a Debenture shall bear the Rule 144A Legend, as provided in Appendix E to the Indenture.

     By its acceptance of any Debenture bearing the Rule 144A Legend, each Holder of, and beneficial owner of an interest in, such Debenture acknowledges the restrictions on transfer of such Debenture set forth in the Rule 144A Legend and agrees that it will transfer such Debenture only in accordance with the Rule 144A Legend. Upon the registration of transfer, exchange or replacement of a Debenture not bearing the Rule 144A Legend, the Trustee shall deliver a Debenture or Debentures not bearing the Rule 144A Legend. Upon the transfer, exchange or replacement of a Debenture bearing the Rule 144A Legend, the Trustee shall deliver a Debenture or Debentures bearing the Rule 144A Legend, unless such legend may be removed from such Debenture as provided below. If the Rule 144A Legend has been removed from a Debenture, as provided herein, no other Debenture issued in exchange for all or any part of such Debenture shall bear such legend, unless the Company has reasonable cause to believe that such other Debenture represents a "restricted security" within the meaning of Rule 144 under the Act and instructs the Trustee in writing to cause a legend to appear thereon. The Trustee shall remove the Rule 144A Legend from a Debenture only if:

           (i) a transfer of such Debenture is made pursuant to an effective registration under the Act, in which case the Rule 144A Legend shall be removed from such Debenture so transferred at the request of the Holder; or

           (ii) there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may reasonably be requested by the Company confirming that neither the Rule 144A Legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Debenture will not violate the registration and prospectus delivery requirements of the Act; provided that the Trustee shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such evidence; and upon provision of such evidence, the Trustee shall authenticate and deliver in exchange for such Debenture, a Debenture or Debentures (representing the same aggregate principal amount of the Debenture being exchanged) without such legend.

Interests of beneficial owners in a Global Security shall be transferred in accordance with the rules and procedures of the Depositary (or its successors), which shall, in the case of any Global Security bearing the Rule 144A Legend, include restrictions designed to ensure that the beneficial owners of such Global Security are "qualified institutional buyers" as defined in Rule 144A under the Act.

     The Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount



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

of Debentures of different authorized denominations, as requested by the Holder surrendering the same.

     No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and the Debentures shall be governed by, and construed in accordance with, the laws of the State of New York.

     All terms used in the Debentures which are defined in the Indenture, including Appendix E thereto, shall have the meanings assigned to them therein.


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